U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2014

VALLEY HIGH MINING COMPANY
 (Exact name of small business issuer as specified in its charter)

Nevada	000-51232	68-0582275
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
(Address of principal executive offices)

(360) 536-4500
(Registrant’s telephone number, including area code)

12835 E. Arapahoe Road
Tower 1 Suite 810
Centennial, CO 80112
(514) 764-9698
(former name or former address, if changed since last report)

Item 5.01 Changes in Control of Registrant.

On December 23, 2013, Coron Capital, LLC (“Coron”), a shareholder of Valley High Mining Company (the “Company”) that owned a majority of the total outstanding shares of the Company, entered into a Regulation S Stock Purchase Agreement (the “Purchase Agreement”) with 33 Ltd. (the “Buyer”), pursuant to which Coron sold to the Buyer an aggregate of 15,000,000 shares of common stock, par value $.001 of the Company (“Common Stock”) for $560,000. The transaction under the Purchase Agreement was closed and consummated on January 27, 2014.

As a result of the closing of the above transaction, the Buyer now owns approximately 89.5% of the total outstanding shares of our Common Stock on a fully-diluted basis as of the date of this Report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 27, 2014, the shareholder who held a majority of the outstanding shares of Common Stock appointed Mr. William M. Wright, III as our new Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.  As a result, Mr. Andrew I. Telsey no longer serves as our Chief Executive Officer, President, Chief Financial Officer, Secretary or Treasurer. There were no disagreements between Mr. Telsey and our Company regarding the operation, policies or practices of our Company.   Mr. Wright’s appointment to the officer positions was effective on January 27, 2014 and his appointment as a director of the Company will be effective 10 days after the mailing of the Information Statement on Schedule 14f-1 to the Company’s shareholders. Mr. Wright will hold such positions until the next annual meeting of our shareholders or Board of Directors, as applicable, his resignation, removal or death, whichever occurs first.

Following is the resume of William Wright:

William M. Wright, III, age 48, has been President and CEO of Keystone Financial Management, Inc., a private asset management and consulting firm since its inception in June 2006.  Mr. Wright has been CGrowth Capital, Inc.’s President, CEO, and sole director since June 2012. CGrowth Capital is a public company that serves as a holding company for businesses and assets focused on all aspects of mining, mineral and exploration. Prior to that, Mr. Wright was Verity Corp’s (f/k/a AquaLiv Technologies, Inc.) Executive Vice President, Secretary, Principal Financial Officer and a director from April 2010 to May 2013. Mr. Wright was AquaLiv Technologies, Inc.’s CEO and President from April 2010 to December 2012. Mr. Wright has over 20 years of experience and knowledge in financial management and business operations. His experience includes the startup of an internet service provider that specialized in the acquisition and rollup of numerous rural service providers, and the eventual taking of the company public in 2004. Mr. Wright served as both Chief Executive Officer and Chairman of the Board during his six year tenure with DONOBi, leading to the merger with Gottaplay in 2006. Prior to his work in the technology field, Mr. Wright was a real estate broker in both California and Washington, and including the position of President and minority owner of a local property management company. Mr. Wright received his Bachelors of Science in Business Administration with an emphasis in Financial Services from San Diego State University.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on January 30, 2014.

VALLEY HIGH MINING COMPANY

By:	/s/ William M. Wright, III
William M. Wright, III, Chief Executive Officer